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                                 EXHIBIT 23.1






                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-80646 of Zeigler Coal Holding Company and Subsidiaries on Form S-8 of our reports dated February 5, 1998 appearing in this Annual Report on Form 10-K of Zeigler Coal Holding Company and Subsidiaries for the year ended December 31, 1997.




DELOITTE & TOUCHE LLP

St. Louis, Missouri
March 24, 1998